WINTON CAPITAL MANAGEMENT LIMITED                              [GRAPHIC OMITTED]
CODE OF ETHICS


                                                                     Grove House
                                                            27 Hammersmith Grove
                                                                   London W6 0NE

                                                        Tel: +44 (0)20 8576 5800

                                                        Fax: +44 (0)20 7610 5301


Chief Compliance Officer: Robert Aitken

Issue Number:             5.0

Date:                     January 2014


                             www.WintonCapital.com
  Winton Capital Management Limited. Authorised and Regulated by The Financial Conduct Authority Registered Office: 16 Old Bailey, London EC4M 7EG. Registered
                         in England & Wales No: 3311531

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Record of Amendments to the Code of Ethics

--------------------------------------------------------------------------------
Amendment   Date of        Summary of Change                       Page No:
Number      Change
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0.1         24/1/12        draft                                   all
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0.2         7/2/12         draft                                   all
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1.0         8/2/12         Final                                   all
--------------------------------------------------------------------------------
2.0         10/9/12        Updated Appendix 4 and cover sheet      1,2,17-20
--------------------------------------------------------------------------------
3.0         24/01/13       Updated to include NEDs                 4
--------------------------------------------------------------------------------
4.0         June 2013      Update to reflect FSA change into FCA   all
--------------------------------------------------------------------------------
5.0         January 2014   Annual Update                           all
--------------------------------------------------------------------------------


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Table of Contents

1.  Introduction ................................................. 4
2.  Reporting a Violation ........................................ 4
3.  General standards of conduct and fiduciary duty .............. 4
4.  Avoiding Conflicts of Interests .............................. 5
5.  Custody of Client's Assets or Money .......................... 6
6.  Employees Personal Investment Policy ......................... 6
7.  Insider Dealing .............................................. 7

APPENDICES ....................................................... 9
    Appendix 1 ................................................... 10
    Appendix 2 ................................................... 11
    Appendix 3 ................................................... 16
    Appendix 4 ................................................... 17
    Appendix 5 ................................................... 21



                                       3

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1. Introduction

Winton Capital Management Ltd ("Winton" or "the Firm") is committed to the highest standards of ethical conduct and requires all Directors and employees to comply with all applicable securities laws, rules and regulations of the countries in which it operates including statutes, rules and regulation of the United Kingdom and the United States of America. Winton's Code of Ethics ("Code") is a reaffirmation of this commitment. The Code applies to Winton Directors and employees. Winton expects Directors and Employees to be thoroughly familiar with all policies and procedures set forth in this Code of Ethics that are applicable to their position at Winton.

This Code of Ethics cannot, and is not intended to, address every situation that may arise or confront an employee or provide definitive answers to all questions. Accordingly, Winton expects each employee to exercise reasonable judgment to determine the course of action that is consistent with these ethical standards and procedures. As important, when faced with such an instance employees are encouraged to reach out to the Compliance Department including the Chief Compliance Officer ("CCO") or a Head of Compliance U.S. ("HoC (US)") for guidance.

All employees and Directors must be furnished with copies of The Code of Ethics and Winton's Compliance Manual (and any amendments). Each employee is required to comply with the Firm's policies and procedures and must acknowledge in writing the receipt and understanding of this material and any amendments.

2. Reporting a Violation

Should any employee know or have any reason to believe that there has been a violation against the Code this must be reported promptly to the CCO or HoC
(US). Failure to do so is itself a violation of this Code. When reporting a violation the form "Rule Breach Form" (Code of Ethics Appendix 1) should be used.

3. General Standards of Conduct and Fiduciary Duty

The fiduciary relationship between Winton and its employees to clients of the firm mandates adherence to the highest standards of conduct and integrity. We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients. The Code is based upon the following general principles:

     o Employees should maintain independence in the investment process at all times and avoid any actual, potential, or perceived conflict of interest, and if such a conflict does exist, to raise it with CCO.

     o Employees should at all times place the interests of clients before their own and must act honestly and fairly in all respects and dealings with clients. Employees should ensure all clients are treated fairly.


                                       4

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     o    Employees should not take inappropriate advantage of their positions.

     o Employees should seek at all times to conduct their business in accordance with the highest standards of ethical conduct and in compliance with all related laws, rules and regulations.

     o Employees should not knowingly misrepresent or cause others to misrepresent, facts about the firm to others, whether within or outside the firm.

     o Each employee should, to the extent appropriate within his or her area of responsibility, consult with other Directors and employees of the firm with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents Winton files with, or submits to, the Financial Conduct Authority ("FCA"), U. S. Commodity Futures Trading Commission ("CFTC"), National Futures Association ("NFA"), the Securities and Exchange Commission ("SEC"), or other regulatory body and in other public communications made by the firm.

4. Avoiding Conflicts of Interests

The success of the Firm depends on the clients' confidence in the integrity and professionalism of its personnel. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

To reinforce the confidence of clients, employees must avoid situations that might interfere with making decisions in the best interest of the Firm and its clients. A conflict of interest is generally having two or more interests which are incompatible. Here, "conflict of interest" occurs when a person's private interest interferes in any way with the interests of Winton and/or the interests of Winton's clients. Employees should avoid placing Winton or themselves in a position that gives rise to a conflict of interest. Each employee is expected to carefully consider any potential conflict of interest ("Conflicts of Interest Policy" - Code of Ethics Appendix 2).

Upon joining Winton and thereafter on an annual basis, Directors and employees are required to complete and certify the "Personal Disclosures Form" (Code of Ethics Appendix 3). The form is the opportunity to provide disclosure regarding: outside business affiliations; outside directorships; familial relationships with individuals employed by other financial services firms; and other personal relationships that could, if not properly disclosed, be perceived as a potential conflict with the interests of Winton or Winton clients. Although, personal relationships and investments do not in and of themselves necessarily represent a conflict, it is incumbent upon the firm to be aware of such relationships in order to evaluate their nature and, if necessary, conduct enhanced monitoring.

     o The firm maintains and evaluates a matrix of identified potential conflicts for Winton Capital Management and Directors and employees of the firm.

     o The firm has adopted an independence policy to ensure any investment activities undertaken by the Directors or employees are undertaken with a view to treating all clients fairly (see Compliance Manual Chapter 13.1) .


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     o    Employees must notify the CCO of any legal or disciplinary event that relates to the evaluation of the firm's integrity or ability to meet contractual commitments to clients. The CCO, in consultation with General Counsel, will determine if the event is material and notification is necessary and appropriate.

5. Custody of Client's Assets or Money

Winton does not maintain physical possession of the assets of any client or provide custodial services of any kind. Winton does not hold client money. The Funds have entered into agreements with banks or broker-dealers which are qualified custodians to serve as custodians of the assets held by each Fund account. With respect to Managed Accounts, any custody relationships are appointed by and remain the responsibility of the respective client.

While Winton does not hold client funds or securities, payments of fees may be made by the relevant custodian or administrator from the client brokerage account that holds client funds.

In addition, under certain circumstances, client assets in Funds may be subject to certain liquidity constraints imposed by the directors of such Funds, such as the implementation of side pockets. In certain jurisdictions, these factors may result in Winton being deemed to have custody of client assets.

Under the SEC custody rule, Winton is deemed to have custody of certain privately offered securities held by a Fund which are uncertificated and, therefore, are not held with a qualified custodian as defined in SEC rules. Ownership of uncertificated securities is generally recorded only on the books of the issuer of such securities. Winton nonetheless satisfies the requirements of the SEC custody rule by having each Fund's financial statements audited in accordance with the requirements of that rule.

Winton will distribute audited financial statements prepared in accordance with IFRS to Fund investors generally within 120 days of the end of each fiscal year, with a reconciliation for any differences from U.S. generally accepted accounting principles, if required by applicable law.

6. Employees Personal Investment Policy

"The Winton Capital Management Personal Investment Policy" (Code of Ethics Appendix 4) considers the FCA and SEC personal and investments dealing requirements along with Winton's internal procedures. The Firm is subject to regulations in a variety of jurisdictions, and it is essential that employees strictly adhere to the guidelines and restrictions outlined in the policy. Personal investments dealing for Winton employees is a privilege which will be suspended in instances where personal dealing may conflict with interests of clients or the firm. ANY BREACH OF THIS POLICY MAY RESULT IN DISCIPLINARY ACTION WHICH, IN SEVERE CASES, MAY BE GROUNDS FOR SUMMARY DISMISSAL.

The policy covers the personal investing and securities dealing of Winton employees, Directors who are responsible for daily operation of the firm, and any contract employees or advisors who may at times have knowledge of any portfolio positions or activity.

7. Insider Dealing

Trading securities while in possession of material, non-public information ("MNPI"), or improperly communicating that information to others, may expose employees and Winton to allegations of a violation of law and severe civil and criminal penalties. All information that a reasonable investor would consider important to deciding whether to buy, sell or hold securities is considered material. Information that is likely to affect the price of a security is almost always material. The fact that information may not be considered relevant to Winton in its determination is irrelevant.

Examples of some types of material information are:

     o    Financial results for the quarter or the year

     o    Financial forecasts

     o    Changes in dividends

     o Possible mergers, acquisitions, joint ventures and other purchases and sales of companies and investments in companies

     o    The gain or loss of important contracts

     o    Important developments

     o    Major financing developments o Major personnel changes

     o    Major litigation developments

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material, non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

Information is considered to be non-public unless it has been effectively disclosed to the public through a broad dissemination. Examples of public disclosure include public filings with a governmental agency, regulator or exchange, company press releases, and, in some cases, meetings with members of the press and the investment community, stockholders and the public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Every situation must be evaluated on a case-by-case basis to see if an adequate amount of time has passed. Employees must consult with a HoC to make this determination.

Please remember that MNPI may come not only from corporate officers (including senior management and lower level employees with access to confidential information) but also from vendors or service providers to the company, major shareholders or "temporary" insiders such as lawyers, accountants or consultants to the company. Also, obtaining MNPI indirectly (for example, from a broker, sell-side analyst or expert) does not change our legal obligation to not trade while in possession of it.

No Winton employee may trade securities of an issuer, either personally or on behalf of others (including the Funds or other client accounts), while in possession of MNPI, nor may any Winton employee communicate MNPI to others in violation of the law. Any instances or questions regarding possible inside information must be immediately brought to the attention of the CCO and/or the General Counsel. Violations of this policy will result in disciplinary action and/or termination. It is important to remember that it IS NOT NECESSARY THAT THE MNPI ACTUALLY AFFECT THE TRADING DECISION OR EVEN THAT IT BE CONSIDERED RELEVANT BY THE PERSON AUTHORIZING THE TRADE. SIMPLE POSSESSION OF THE MNPI BY AN EMPLOYEE MAY BE ENOUGH TO LEAD TO CLAIMS OF A SECURITIES VIOLATION (even if the employee does not pass on such information to others).

     1 No employee should agree to become an insider in relation to the securities of any company without the prior approval of the CEO or CCO.

     2 In the event that an employee does come into possession of inside information, the employee must report the matter immediately to the Compliance Department and must then complete an "Inside Information Form" (Code of Ethics Appendix 5).

     3 No employee may deal in any security about which the firm has inside information.

     4 No employee may reveal any inside information held by the firm to any third party unless it is proper and necessary to do so and approved by the CCO or General Counsel.

     5 Insider dealing provisions are very complex and, if you are in any doubt whether a particular transaction would be prohibited, you should consult the CCO or Compliance Department.

Employees should be aware that any contravention of the Insider Dealing rules or policies may result in summary dismissal without notice or compensation.


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APPENDICES









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WINTON CAPITAL MANAGEMENT LIMITED
RULE BREACH FORM


                                                                     Grove House
                                                            27 Hammersmith Grove
                                                                   London W6 0NE

                                                        Tel: +44 (0)20 8576 5800
                                                        Fax: +44 (0)20 7610 5301

Appendix 1

--------------------------------------------------------------------------------
Nature of Breach:
--------------------------------------------------------------------------------
By whom:
--------------------------------------------------------------------------------
Date:
--------------------------------------------------------------------------------
Reported to Chief Compliance Officer:
--------------------------------------------------------------------------------
When reported:
--------------------------------------------------------------------------------
Effect of Breach:
--------------------------------------------------------------------------------
Effect on client(s):
--------------------------------------------------------------------------------
How Corrected:
--------------------------------------------------------------------------------
When Corrected:
--------------------------------------------------------------------------------
Action taken to ensure future compliance and non-repetition:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Consideration of reporting Breach to the FCA:
--------------------------------------------------------------------------------
Date and Method of report to the FCA:
--------------------------------------------------------------------------------
FCA response. Action required?
--------------------------------------------------------------------------------

                                       10

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WINTON CAPITAL MANAGEMENT LIMITED
Conflicts of Interest Policy

                                                                     Grove House
                                                            27 Hammersmith Grove
                                                                   London W6 0NE

                                                        Tel: +44 (0)20 8576 5800
                                                        Fax: +44 (0)20 7610 5301


Date: June 2013


                                       11

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WINTON CONFLICTS OF INTEREST POLICY

Introduction

The success of Winton (the "Firm") depends on the clients' confidence in the integrity and professionalism of its personnel. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

To reinforce the confidence of the clients, Directors and employees must avoid situations that might interfere with the making decisions that are in the best interest of the Firm and its clients. In business, a conflict of interest is generally defined as a single person or entity having two or more interests which are inconsistent. Directors and employees should avoid placing the Firm or themselves in a position that gives rise to a conflict of interest. A conflict of interest may occur when you allow any interest, activity or influence outside of the Firm to:

     o    influence your judgment when acting on behalf of the Firm;

     o    cause you to compete against the Firm in any business activity;

     o    harm or impair the Firm's reputation;

     o    cause you to benefit one client at the expense of another client; or

     o    cause you to benefit the firm at the expense of any client.

Each Director or employee is expected to:

     o    avoid conflicts of interest wherever possible;

     o    handle any actual or apparent conflict of interest ethically;

     o not use his or her personal influence or personal relationships to influence investment decisions or financial reporting by the Firm to the detriment of the Firm or any client;

     o not allow any conflict of interest to cause the Firm to take action, or fail to take action that would disadvantage any client;

     o not use knowledge of portfolio transactions made or contemplated for a client or the Firm to profit, or cause others to profit, by the market effect of such transactions; and

     o as described in more detail below, discuss with a Director or a Compliance Officer any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest.

Each Director or employee is expected to carefully consider the following as potential conflicts of interest:

     o    any outside business activity;

     o    service as a Director on the board of any other company;

     o    trusteeships;

     o    connection with a broker, or other whom the Firm does business with;

     o    receipt or giving of gifts in excess of a nominal amount;


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

     o receipt or giving of entertainment that is not reasonable in cost or appropriate as to time, place and frequency;

     o    influence on hiring, evaluation or compensation of any family member;

     o any direct or indirect financial interest from the Firm's or their service provider vendors; and

     o    the competing requirements between clients.

Disclosure and Compliance

Each Director and employee should, to the extent appropriate within his or her area of responsibility, act in accordance with all applicable laws, rules and regulations and administrative procedures that affect the operations of the Firm. They should not knowingly misrepresent or cause others to misrepresent, facts about the Firm to others, whether within or outside the Firm.

Each Director and employee should, to the extent appropriate within his or her area of responsibility, consult with other partners and employees of the Firm with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Firm files with, or submits to, the FCA or other regulatory body and in other public communications made by the Firm.

Upon joining Winton and thereafter on an annual basis, Directors and employees are required to complete and certify the Personal Disclosures Form (Code of Ethics Appendix 3). The form provides the opportunity to provide disclosure regarding: outside business affiliations; outside directorships; familial relationships with individuals employed by other financial services firms; and other personal relationships that could, if not properly disclosed, be perceived as a potential conflict with the interests of Winton or Winton clients.

Potential Conflicts and Personal Disclosures Matrix

Although, personal relationships and investments do not in and of themselves necessarily represent a conflict, it is incumbent upon the firm to be aware of such relationships in order to evaluate their nature and, if necessary, conduct enhanced monitoring. As part of an on-going review and awareness of potential conflicts that may exist for the Firm as well as potential conflicts for Directors and employees, the compliance department maintains a Potential Conflicts Matrix which is regularly updated and evaluated for business relationships of the firm and firm employees.

Ensuring Fair Treatment(1)

The Firm ensures fair treatment to its clients in the following ways:

----------
(1) Each Director or employee is expected to carefully consider any potential conflict of interest. The following list should always be considered but staff should be aware that this list may not be comprehensive.


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     o    the Firm has adopted an independence policy to ensure any investment activities undertaken by the Directors or employees are undertaken with a view to treat all customers fairly;

     o the Firm will disclose the securities in which the Firm has a position or other financial interest;

     o    the Firm executes all trades for all clients simultaneously;

     o when allocating executed trades the Firm uses an algorithm to calculate the optimal allocation to achieve the average price for all clients; o the Firm does not trade for its own account;

     o    the Firm does not use dealing commission arrangements;

     o the Firm has policies and procedures to ensure any Personal Investment transactions by its personnel are transacted in accordance with relevant rules and regulations and that they are not in conflict with client transactions; and

     o    the Firm keeps books and records according to the FCA's requirements.

Disclosure of Financial and Disciplinary Information

The Firm must and will disclose:

     o any financial condition of the Firm that is reasonably likely to impair its ability to meet its contractual commitments to clients; and

     o any legal or disciplinary event that is material to an evaluation of the Firm's integrity or ability to meet contractual commitments to clients.

Custody of Clients' Assets or Money

Winton does not maintain physical possession of the assets of any client or provide custodial services of any kind. Winton does not hold client money. The Funds have entered into agreements with banks or broker-dealers which are qualified custodians to serve as custodians of the assets held by each Fund account. With respect to Managed Accounts, any custody relationships are appointed by and remain the responsibility of the respective Client.
While Winton does not hold client funds or securities, payments of fees may be made by the relevant custodian or administrator from the client brokerage account that holds client funds. In addition, under certain circumstances, client assets in Funds may be subject to certain liquidity constraints imposed by the directors of such Funds, such as the implementation of side pockets. In certain jurisdictions, these factors may result in Winton being deemed to have custody of client assets.

Under the SEC custody rule, Winton is deemed to have custody of certain privately offered securities held by a Fund which are uncertificated and, therefore, are not held with a qualified custodian as defined in SEC rules. Ownership of uncertificated securities is generally recorded only on the books of the issuer of such securities. Winton nonetheless satisfies the requirements of the SEC custody rule by having each Fund's financial statements audited in accordance with the requirements of that rule.

Winton will distribute audited financial statements prepared in accordance with IFRS to Fund investors generally within 120 days of the end of each fiscal year, with a reconciliation for any differences from U.S. generally accepted accounting principles, if required by applicable law.


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APPENDIX 3


WINTON CAPITAL MANAGEMENT LIMITED                    [WINTON LOGO]
PERSONAL DISCLOSURES FORM

Name

FSA Ref No (if Applicable)

Job Title

Manager

Start Date


EITHER

[ ] Nothing to Disclose

OR

IDENTIFICATION OF RELATIONSHIPS TO PREVENT UNDISCLOSED POTENTIAL CONFLICTS OF INTEREST*

Examples of types     o  Any outside business activity;
of relationship       o  Service as a director on the board of any other
                         company;
                      o  Trusteeships;
                      o  Connection with a broker, or other service provider
                         with whom the firm does business;
                      o  Family members who work for financial services firms
                         including Brokers, Dealers, Investment Advisors, Banks, etc.
                      o  Personal Investments in private funds.


NAME OF COMPANY, FUND AND/OR INDIVIDUAL          NATURE OF RELATIONSHIP

Insert item

LIST OF DIRECTORSHIPS/TRUSTEESHIPS
NAME OF COMPANY/TRUST                    DATE OF APPOINTMENT

Insert item

*Please note that whilst this information is subject to UK Data Protection regulations, and will only be referenced by Directors, Risk, Compliance and HR, it may be necessary to share this information with representatives of the SEC upon request.

[ ] I declare that this is an accurate statement at

WINTON CAPITAL MANAGEMENT LIMITED
Winton Employees' Personal Investment Policy

September 2012
                                                       Grove House
Appendix 4                                             27 Hammersmith Grove
                                                       London W6 0NE
                                                       Tel: +44 (0)20 8576 5800
                                                       Fax: +44 (0)20 7610 5301


The following guidelines combine the FCA and SEC personal and investments dealing requirements with Winton's internal procedures. The Firm is subject to regulations in a variety of jurisdictions, and it is essential that employees strictly adhere to the guidelines and restrictions outlined in this notice. Personal investments dealing for Winton employees is a privilege which will be suspended in instances where personal dealing may conflict with interests of clients or the firm. ANY BREACH OF THIS POLICY MAY RESULT IN DISCIPLINARY ACTION WHICH, IN SEVERE CASES, MAY BE GROUNDS FOR SUMMARY DISMISSAL.

This policy covers the personal investing and securities dealing of Winton employees, Directors who are responsible for daily operation of the firm and any contract employees or advisors who may at times have knowledge of any portfolio positions or activity.

The Firm does not allow personal account trading of a short term or speculative nature. Permission to deal will be withheld if the transaction is believed to be of this nature.

Definition of Employee and Covered Accounts

For purposes of this Policy, employee personal investments includes all investment and securities transactions whether in a personal account including SIPPs; a joint account in which the employee has an interest with another person; any account over which the employee has investment discretion or may otherwise exercise control; any account in which the employee has direct or indirect beneficial interest, including trust accounts, custodian accounts, bank custody accounts and retirement accounts.

Pre-Trade Clearance

Prior to submitting an order to buy or sell an investment instrument in any employee account or any covered account for which a Winton employee has discretion, employees are required to submit a preclearance request through the PA Dealing Application on the Winton Intranet. It is most important that all requests are submitted into the system for approval prior to execution.

Once preclearance has been granted, employees have 24 hours to execute the transaction. Any transactions that have not been completed 24 hours window must be re-submitted for approval prior to execution.

Permitted Investment Instruments Which Require Pre-Clearance

Winton seeks to allow employee transactions in most security types on condition that such investments or transactions do not create a conflict with WCM and clients of the firm. Employees are specifically permitted to own the following securities types as long as transactions are pre-cleared:

     o Equities

     o Corporate Debt

     o ETFs that are:

          o Long only

          o Unleveraged

          o Based on Stocks or Bonds

     o    Equity Options that expire in more than 90 days

     o Investments in Winton UCITS o Private Investments (with some restrictions related to ownership percentage of a fund)

Investment Instruments Exempt from Pre-Clearance Requirements

Certain securities transactions are deemed unlikely to present a conflict with Winton or clients of the firm, and are permissible for employee transactions without seeking pre- clearance, including:

     o    Unit Trust and/or Investment Trust

     o Investments in UCITS (If the UCITS is managed by an unaffiliated trading adviser)

     o    Transactions in Discretionary Accounts Managed by an Independent
          Manager

     o Transactions in accounts effected pursuant to an automatic investment plan (please note that this does not include automated trading systems)

     o    Investments in Sovereign and Rollover of Sovereign Debt

     o    Shares of Money Market Funds

*Please note that transactions exempt from pre-trade clearance requirements must still be included in all Director's and employee's bi-annual holdings disclosures.

Not Permitted Investment Instruments

Transactions in certain investment instruments will not be permitted for Winton directors and employees, due to the size and nature of Winton's presence in those markets. Securities not permitted include:

          o Futures

          o Options on Futures

          o ETFs that do not meet the criteria of being:

               o Long only

               o Unleveraged

               o Based on Stocks or Bonds

          o Options that expire in less than 90 days

          o Contracts for Difference (CFDs)

          o Penny Stocks**o Spread betting

It should also be noted that the Firm does not allow transactions of a short term or speculative nature. In any case where an employee is precluded from entering into a transaction for their own account, they must not (except in the proper course of their employment):

          o    Procure any person to enter into such a transaction; or

          o Communicate any information or opinion to any other person if he/she knows or ought to know, that the person will, as a result, enter into such a transaction, or counsel or procure some other person to do so.

** There is no simple definition of a Penny Stock but they are usually characterised as being (a) low value, (b) low market capitalisation and (c) not dealt on a main market. Please consult Compliance if you are unsure or if your proposed transaction could be caught by any of these factors.

Duplicate Contracts Notes/Trade Confirmations

All Directors and employees must instruct their broker to send duplicate contract notes or trade confirmations to the Winton Compliance department. The notices can be delivered electronically or by mail, but delivery is a fundamental requirement of the personal account dealing privilege for Winton employees.

*If an employee's broker does not have the ability to provide automatic duplicate contract notices or trade confirmations, the Winton employee will be required to sign an acknowledgement and agree to provide monthly account statements to the Compliance department in order to deal in their personal account. Bi-annual holding disclosures are not deemed sufficient for this requirement.

Initial and Bi-annual Disclosure

Upon joining Winton all employees are required, within 10 days of employment start date, to disclose all personal accounts, including investments in private funds and other outside business interests. Any existing positions held by new employees in futures or options on futures must be disclosed, and exited as soon as practicably possible with no disadvantage to the clients.

Additionally employees are required to update the disclosures bi-annually, including the submission of investment holdings for each employee and covered household account. As part of the bi-annual disclosure, employees will be asked if they have or have not conducted any personal account dealing in the prior six months, and will be asked to affirm that they have complied with the Winton employees' personal investing policy.

Initial and bi-annual holdings reports must be current as of a date not more than 45 days prior to the person becoming an employee (initial disclosure) or the date the report is submitted (bi-annual report).

Minimum Holding Requirement

Winton Directors and employees are required to maintain all securities positions for a minimum of 90 calendar days. This requirement extends to options positions. Contracts which would expire in less than 90 days may not be entered into by Winton employees.

The minimum 90 day holding requirement is a fundamental aspect of the Winton personal account dealing policy. Permission for any exceptions must be sought in advance from the Compliance department, and will be granted sparingly and only for extenuating circumstances.

Compliance Review Requirements

The Winton Compliance department is required to reconcile pre-cleared transaction requests to all duplicate contracts notes or confirmations received. Bi-annually the Compliance department will reconcile all holdings recorded in the personal account dealing database vs. each employee's bi-annual holding reports.

*Violations of this policy should be reported promptly to Compliance personnel in order to keep the firm fully informed of all investment transactions and holdings.

If you have any questions please contact Robert Aitken on extension 0740 or email R.AITKEN@WINTONCAPITAL.COM or contact Bernie Denis on extension 0725 or email at B.DENIS@WINTONCAPITAL.COM



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

WINTON CAPITAL MANAGEMENT LIMITED
INSIDE INFORMATION FORM
Management Limited



                                                   Grove House
                                                   27 Hammersmith Grove
Appendix 5                                         London W6 0NE
                                                   Tel: +44 (0)20 8576 5800
                                                   Fax: +44 (0)20 7610 5301

--------------------------------------------------------------------------------
The following security should be placed on the stop List (may have MNPI about the Issuer):
--------------------------------------------------------------------------------
Date and Time:
--------------------------------------------------------------------------------
Name of security and issuer:
--------------------------------------------------------------------------------
Employee Information:
--------------------------------------------------------------------------------
Source of the information:
--------------------------------------------------------------------------------
Date and time you became aware of the information:
--------------------------------------------------------------------------------
Employees should be aware that any contravention of the Insider Dealing legislation or policies may result in summary dismissal without notice or compensation.
--------------------------------------------------------------------------------
Signature:
--------------------------------------------------------------------------------
Date:
--------------------------------------------------------------------------------
Compliance to complete this section
--------------------------------------------------------------------------------
Is there MNPI involved?
--------------------------------------------------------------------------------
How long do you expect the ban to remain in force:
--------------------------------------------------------------------------------
Does this information make the employee an insider with respect to the securities of any other company? If so provide details here:
--------------------------------------------------------------------------------
Dealing restriction lifted on (date and time):
--------------------------------------------------------------------------------
Reason:
--------------------------------------------------------------------------------
Signature:
--------------------------------------------------------------------------------
Date and Time:
--------------------------------------------------------------------------------

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